Evergreen Alabama Municipal Bond Fund

SPECIAL MEETING OF SHAREHOLDERS

On March 20, 2008, a Special Meeting of
Shareholders for the Fund was held to
consider a proposal providing for the
acquisition of all of the assets of the
Fund by Evergreen Municipal Bond Fund,
a series of Evergreen Municipal Trust,
in exchange for shares of Evergreen
Municipal Bond Fund and the assumption
by Evergreen Municipal Bond Fund for
all of the liabilities of the Fund.
On December 31, 2007, the record date
for the meeting, the Fund had $29,546,000 of net assets outstanding of which $26,919,333 (91.11%) of net assets were represented at the meeting.

Proposal 1 The proposed reorganization
of the Fund into Evergreen Municipal
Bond Fund, a series of Evergreen Municipal
Trust, a Delaware business trust:

$26,810,731 voted For
$98,991 voted Against
$9,611 voted Abstain


Evergreen Georgia Municipal Bond Fund

SPECIAL MEETING OF SHAREHOLDERS

On March 20, 2008, a Special Meeting of
Shareholders for the Fund was held to
consider a proposal providing for the
acquisition of all of the assets
of the Fund by Evergreen Municipal
Bond Fund, a series of Evergreen Municipal
Trust, in exchange for shares of Evergreen
Municipal Bond Fund and the assumption by Evergreen Municipal Bond Fund for all of the liabilities of the Fund. On December
31, 2007, the record date for the meeting, the Fund had $129,430,873 of net assets outstanding of which $95,206,197 (73.56%)
of net assets were represented at the meeting.

Proposal 1 The proposed reorganization of the Fund into Evergreen Municipal Bond Fund, a series of Evergreen Municipal Trust, a Delaware business trust:

$93,843,678 voted For
$875,237 voted Against
$487,282 voted Abstain


South Carolina Municipal Bond Fund

SPECIAL MEETING OF SHAREHOLDERS

On March 20, 2008, a Special Meeting of
Shareholders for the Fund was held to consider proposals (providing for the acquisition of all of the assets of the Fund by Evergreen
Municipal Bond Fund, a series of Evergreen
Municipal Trust, in exchange for shares of Evergreen Municipal Bond Fund and the assumption by Evergreen Municipal Bond Fund for all of the liabilities of the Fund.) On December 31, 2007, the record date for the meeting, the Fund had $245,995,994 of net assets outstanding of which $193,177,314 (78.53%) of net assets were represented at the meeting.

Proposal 1 The proposed reorganization
of the Fund into Evergreen Municipal Bond Fund, a series of Evergreen Municipal Trust, a Delaware business trust:

$185,227,291 voted For
$7,057,184 voted Against
$892,839 voted Abstain


Maryland Municipal Bond Fund

SPECIAL MEETING OF SHAREHOLDERS

On March 20, 2008, a Special Meeting of
Shareholders for the Fund was held to consider a proposal providing for the acquisition of all of the assets of the Fund by Evergreen Municipal
Bond Fund, a series of Evergreen Municipal Trust, in exchange for shares of Evergreen Municipal Bond
Fund and the assumption by Evergreen Municipal Bond
Fund for all of the liabilities of the Fund.
On December 31, 2007, the record date for the meeting, the Fund had $59,132,461 of net assets outstanding of which $40,211,640 (68.00%) of net assets were represented at the meeting.

Proposal 1 The proposed reorganization of the Fund into Evergreen Municipal Bond Fund, a series of Evergreen Municipal Trust, a Delaware business trust:

$39,034,200 voted For
$815,604 voted Against
$361,836 voted Abstain


Evergreen Virginia Municipal Bond Fund

SPECIAL MEETING OF SHAREHOLDERS

On March 20, 2008, a Special Meeting of Shareholders for the Fund was held to consider a proposal providing for the acquisition of all of the assets of the Fund by Evergreen Municipal Bond Fund, a series of Evergreen
Municipal Trust, in exchange for shares of Evergreen
Municipal Bond Fund and the assumption by Evergreen
Municipal Bond Fund for all of the liabilities of the Fund. On December 31, 2007, the record date for the meeting, the Fund had $188,330,706 of net assets outstanding of which $146,533,342 (77.81%) of net assets were represented at the meeting.

Proposal 1 The proposed reorganization of the Fund into Evergreen Municipal Bond Fund, a series of Evergreen
Municipal Trust, a Delaware business trust:

$142,673,431 voted For
$3,161,277 voted Against
$698,634 voted Abstain